                                                                     EXHIBIT 4.1


--------------------------------------------------------------------------------


                         ADVANCED ACCESSORY SYSTEMS, LLC

                                       AND

                            AAS CAPITAL CORPORATION,

                                   AS ISSUERS,

                          THE GUARANTORS PARTY HERETO,

                                  AS GUARANTORS

                          10 3/4% SENIOR NOTES DUE 2011

                                   ----------

                                    INDENTURE

                            DATED AS OF MAY 23, 2003

                                   ----------


                           BNY MIDWEST TRUST COMPANY,
                                   AS TRUSTEE


--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                          Indenture Section
---------------------------                                                          -----------------
  310(a)(1)......................................................................    7.10
     (a)(2)......................................................................    7.10
     (a)(3)......................................................................    N.A.
     (a)(4)......................................................................    N.A.
     (a)(5)......................................................................    7.10
     (b).........................................................................    7.3, 7.8, 7.10
     (c).........................................................................    N.A.
  311(a).........................................................................    7.11
     (b).........................................................................    7.11
     (c).........................................................................    N.A.
  312(a).........................................................................    2.5
     (b).........................................................................    13.3
     (c).........................................................................    13.3
  313(a).........................................................................    7.6
     (b)(1)......................................................................    N.A.
     (b)(2)......................................................................    7.6
     (c).........................................................................    7.6, 13.2
  314(a).........................................................................    4.3, 4.4
     (b).........................................................................    N.A.
     (c)(1)......................................................................    13.4
     (c)(2)......................................................................    13.4
     (c)(3)......................................................................    13.4
     (d).........................................................................    N.A.
     (e).........................................................................    13.5
     (f).........................................................................    N.A.
  315(a).........................................................................    7.2
     (b).........................................................................    7.5, 13.2
     (c).........................................................................    7.1
     (d).........................................................................    7.1
     (e).........................................................................    6.12

  316(a)(last sentence)..........................................................    2.9
     (a)(1)(A)...................................................................    6.5
     (a)(1)(B)...................................................................    6.4
     (a)(2)......................................................................    N.A.
     (b).........................................................................    6.7
     (c).........................................................................    N.A.
  317(a)(1)......................................................................    6.8
     (a)(2)......................................................................    6.10
     (b).........................................................................    2.4
  318(a).........................................................................    13.1
     (b).........................................................................    N.A.
     (c).........................................................................    13.1

N.A. MEANS NOT APPLICABLE.

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                                   ARTICLE I.

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions..................................................................................1
Section 1.2.      Other Definitions...........................................................................20
Section 1.3.      Incorporation by Reference of Trust Indenture Act...........................................21
Section 1.4.      Rules of Construction.......................................................................21
Section 1.5.      Acts of Holders.............................................................................22

                                                   ARTICLE II.

                                                    THE NOTES

Section 2.1.      Form and Dating.............................................................................22
Section 2.2.      Execution and Authentication................................................................23
Section 2.3.      Registrar and Paying Agent..................................................................23
Section 2.4.      Paying Agents to Hold Money in Trust........................................................24
Section 2.5.      Holder Lists................................................................................24
Section 2.6.      Transfer and Exchange.......................................................................24
Section 2.7.      Replacement Notes...........................................................................31
Section 2.8.      Outstanding Notes...........................................................................31
Section 2.9.      Treasury Notes..............................................................................31
Section 2.10.     Temporary Notes.............................................................................31
Section 2.11.     Cancellation................................................................................32
Section 2.12.     Defaulted Interest..........................................................................32
Section 2.13.     Persons Deemed Owners.......................................................................32
Section 2.14.     CUSIP Numbers...............................................................................32
Section 2.15.     Designation.................................................................................32

                                                  ARTICLE III.

                                            REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee..........................................................................33
Section 3.2.      Selection of Notes..........................................................................33
Section 3.3.      Notice of Optional or Special Redemption....................................................33
Section 3.4.      Effect of Notice of Redemption..............................................................34
Section 3.5.      Deposit of Redemption Price or Purchase Price...............................................34
Section 3.6.      Notes Redeemed or Repurchased in Part.......................................................35
Section 3.7.      Optional Redemption.........................................................................35
Section 3.8.      Special Redemption..........................................................................35
Section 3.9.      Repurchase upon Change of Control Offer.....................................................35
Section 3.10.     Repurchase upon Application of Excess Proceeds..............................................36

                                                   ARTICLE IV.

                                                    COVENANTS

Section 4.1.      Payment of Principal and Interest...........................................................38
Section 4.2.      Maintenance of Office or Agency.............................................................38

                                                                                                             Page
                                                                                                             ----
Section 4.3.      Reports.....................................................................................38
Section 4.4.      Compliance Certificate......................................................................39
Section 4.5.      Taxes.......................................................................................39
Section 4.6.      Stay, Extension and Usury Laws..............................................................40
Section 4.7.      Limitation on Restricted Payments...........................................................40
Section 4.8.      Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                  Subsidiaries................................................................................42
Section 4.9.      Limitation on Incurrence of Additional Indebtedness.........................................44
Section 4.10.     Limitation on Asset Sales...................................................................44
Section 4.11.     Limitations on Transactions with Affiliates.................................................46
Section 4.12.     Limitation on Liens.........................................................................47
Section 4.13.     Continued Existence.........................................................................47
Section 4.14.     Insurance Matters...........................................................................48
Section 4.15.     Offer to Repurchase upon Change of Control..................................................48
Section 4.16.     Additional Subsidiary Guarantees............................................................48
Section 4.17.     Conduct of Business.........................................................................48
Section 4.18.     Payments for Consent........................................................................48
Section 4.19.     Limitation on Preferred Stock of Restricted Subsidiaries....................................49

                                                   ARTICLE V.

                                                   SUCCESSORS

Section 5.1.      Merger, Consolidation and or Sale of Assets.................................................49
Section 5.2.      Successor Corporation Substituted...........................................................51

                                                   ARTICLE VI.

                                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default...........................................................................51
Section 6.2.      Acceleration................................................................................52
Section 6.3.      Other Remedies..............................................................................53
Section 6.4.      Waiver of Past Defaults.....................................................................53
Section 6.5.      Control by Majority.........................................................................53
Section 6.6.      Limitation on Suits.........................................................................53
Section 6.7.      Rights of Holders of Notes to Receive Payment...............................................53
Section 6.8.      Collection Suit by Trustee..................................................................54
Section 6.9.      [Intentionally Omitted].....................................................................54
Section 6.10.     Trustee May File Proofs of Claim............................................................54
Section 6.11.     Priorities..................................................................................54
Section 6.12.     Undertaking for Costs.......................................................................55

                                                  ARTICLE VII.

                                                     TRUSTEE

Section 7.1.      Duties of Trustee...........................................................................55
Section 7.2.      Rights of Trustee...........................................................................56
Section 7.3.      Individual Rights of Trustee................................................................57
Section 7.4.      Trustee's Disclaimer........................................................................57
Section 7.5.      Notice of Defaults..........................................................................57
Section 7.6.      Reports by Trustee to Holder of the Notes...................................................57
Section 7.7.      Compensation, Reimbursement and Indemnity...................................................57
Section 7.8.      Replacement of Trustee......................................................................58

                                                                                                             Page
                                                                                                             ----
Section 7.9.      Successor Trustee by Merger, Etc............................................................59
Section 7.10.     Eligibility; Disqualification...............................................................59
Section 7.11.     Preferential Collection of Claims Against Issuers...........................................59

                                                  ARTICLE VIII.

                                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option to Effect Legal Defeasance or Covenant Defeasance....................................59
Section 8.2.      Legal Defeasance and Discharge..............................................................59
Section 8.3.      Covenant Defeasance.........................................................................60
Section 8.4.      Conditions to Legal or Covenant Defeasance..................................................60
Section 8.5.      Deposited Money and U.S. Government Securities to Be Held in Trust; Other
                  Miscellaneous Provisions....................................................................61
Section 8.6.      Repayment to the Issuers....................................................................62
Section 8.7.      Reinstatement...............................................................................62

                                                   ARTICLE IX.

                                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.........................................................62
Section 9.2.      With Consent of Holders of Notes............................................................63
Section 9.3.      Compliance with Trust Indenture Act.........................................................64
Section 9.4.      Revocation and Effect of Consents...........................................................64
Section 9.5.      Notation on or Exchange of Notes............................................................64
Section 9.6.      Trustee to Sign Amendment, Etc..............................................................64

                                                   ARTICLE X.

                                             [INTENTIONALLY OMITTED]

                                                   ARTICLE XI.

                                                    GUARANTEE

Section 11.1.     Unconditional Guarantee.....................................................................65
Section 11.2.     Severability................................................................................65
Section 11.3.     Limitation of Guarantor's Liability.........................................................65
Section 11.4.     Release of Guarantor........................................................................66
Section 11.5.     Contribution................................................................................66
Section 11.6.     Waiver of Subrogation.......................................................................66
Section 11.7.     Execution of Guarantee......................................................................67
Section 11.8.     Waiver of Stay, Extension or Usury Laws.....................................................67

                                                  ARTICLE XII.

                                           SATISFACTION AND DISCHARGE

Section 12.1.     Satisfaction and Discharge..................................................................67
Section 12.2.     Application of Trust........................................................................68

                                                                                                             Page
                                                                                                             ----
                                                  ARTICLE XIII.

                                                  MISCELLANEOUS

Section 13.1.     Trust Indenture Act Controls................................................................68
Section 13.2.     Notices.....................................................................................68
Section 13.3.     Communication by Holders of Notes with Other Holders of Notes...............................69
Section 13.4.     Certificate and Opinion as to Conditions Precedent..........................................69
Section 13.5.     Statements Required in Certificate or Opinion...............................................70
Section 13.6.     Rules by Trustee and Agents.................................................................70
Section 13.7.     No Personal Liability of Directors, Managers, Officers, Employees, Members
                  and Stockholders............................................................................70
Section 13.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.............................70
Section 13.9.     No Adverse Interpretation of Other Agreements...............................................71
Section 13.10.    Successors..................................................................................71
Section 13.11.    Severability................................................................................71
Section 13.12.    Counterpart Originals.......................................................................71
Section 13.13.    Table of Contents, Headings, Etc............................................................71
Section 13.14.    Qualification of Indenture..................................................................71

                                    EXHIBITS

     Exhibit A         Form of Series A Note

     Exhibit B         Form of Series B Note

     Exhibit C         Form of Guarantee

     Exhibit D(1)      Form of Regulation S Certification

     Exhibit D(2)      Form of Certificate to be Delivered upon Exchange or
                       Registration of Transfer of Notes

     Exhibit E         Form of Certificate to be Delivered in Connection with
                       Transfers to Non-QIB Accredited Investors

     Exhibit F         Form of Certificate to be Delivered in Connection with
                       Transfers Pursuant to Regulation S

                                    INDENTURE

                INDENTURE dated as of May 23, 2003 among Advanced Accessory Systems, LLC, a Delaware limited liability company (the "COMPANY"), and AAS Capital Corporation, a Delaware corporation, as joint and several obligors (each an "ISSUER" and together, the "ISSUERS"), the Guarantors (as defined herein) listed on Schedule A hereto, and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "TRUSTEE").

                Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuers' 10 3/4% Senior Notes due 2011:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.    DEFINITIONS.

                "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Holdings or at the time it merges or consolidates with or into Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Holdings or such acquisition, merger or consolidation.

                "ADDITIONAL INTEREST" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement.

                "ADDITIONAL NOTES" means Notes, in addition to, and having identical terms as, the $150,000,000 aggregate principal amount of Series A Notes issued on the Issue Date (or the Series B Notes issued in exchange for the Series A Notes issued on the Issue Date), issued pursuant to Article II hereof and in compliance with Section 4.9 hereof.

                "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. A Person shall not be deemed an "Affiliate" of Holdings or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of Holdings or any of its Subsidiaries.

                "AGENT" means any Registrar, Paying Agent or co-registrar.

                "ASSET ACQUISITION" means (1) an Investment by Holdings or any Restricted Subsidiary of Holdings in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Holdings or any Restricted Subsidiary of Holdings, or shall be merged with or into Holdings or any Restricted Subsidiary of Holdings, or (2) the acquisition by Holdings or any Restricted Subsidiary of Holdings of the assets of any Person (other than a Restricted Subsidiary of Holdings) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Holdings or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings of: (1) any Capital Stock of any Restricted Subsidiary of Holdings; or (2) any other property or assets of Holdings or any Restricted Subsidiary of Holdings other than in the ordinary course of business; PROVIDED, HOWEVER, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which Holdings or its Restricted Subsidiaries receive aggregate considera-tion of less than $2,500,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of Holdings or the Company, as the case may be, as permitted under Article V hereof; (c) any Restricted Payment permitted by Section 4.7 hereof or that constitutes a Permitted Investment; (d) sales or other dispositions of inventory, receivables or other current assets in the ordinary course of business; (e) a Permitted Lien; (f) a sale or other disposition or abandonment of damaged, worn-out or obsolete property; (g) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind; and (h) the sale or other disposal of property or assets pursuant to the exercise of remedies pursuant to the Credit Agreement or other security documents relating to any Indebtedness permitted under this Indenture.

                "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                "BOARD OF DIRECTORS" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

                "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                "BORROWING BASE" means, as of any date, an amount equal to the sum of:

                (1) 85% of the aggregate book value of all accounts receivable of Holdings and its Domestic Restricted Subsidiaries; PLUS

                (2) 60% of the aggregate book value of all inventory owned by Holdings and its Domestic Restricted Subsidiaries,

all calculated on a consolidated basis and in accordance with GAAP.

                To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Holdings shall use the most recent available information for purposes of calculating the Borrowing Base.

                "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or Chicago are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                "CAPITAL STOCK" means:

                (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

                (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

                "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                "CASH EQUIVALENTS" means:

                (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government, the United Kingdom or The Netherlands or issued by any agency thereof and backed by the full faith and credit of the United States, the United Kingdom or The Netherlands, as applicable, in each case maturing within one year from the date of acquisition thereof;

                (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state, the United Kingdom or The Netherlands or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), or Moody's Investors Service, Inc. ("MOODY'S");

                (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the United Kingdom or The Netherlands or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
        (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                (1) any sale, lease, exchange or other transfer other than a Lien permitted by this Indenture or by way of consolidation or merger (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of
        Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

                (2) the approval by the holders of Capital Stock of Holdings or the Company, as the case may be, of any plan or proposal for the liquidation or dissolution of Holdings or the Company, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

                (3) any Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of Holdings) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings or the Company;

                (4) the replacement of a majority of the Board of Directors of Holdings over a two-year period from the directors who constituted the Board of Directors of Holdings at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Holdings then still in office who either were members of such Board of Directors at the beginning of such period or whose election or nomination for election by Holdings' shareholders as a member of such Board of Directors was previously so approved; or

                (5) the occurrence of any event or series of events that results in a "Change of Control" under the subordinated promissory notes issued pursuant to the Securities Purchase Agreement.

                "CLEARSTREAM" means Clearstream Banking, Societe Anonyme, Luxembourg.

                "COMMISSION" means the Securities and Exchange Commission.

                "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                "COMPANY" means Advanced Accessory Systems, LLC, a limited liability company organized under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

                "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of,

                (1)     Consolidated Net Income; and

                (2) to the extent Consolidated Net Income has been reduced thereby:

                        (a) all income taxes of such Person and its Restricted Subsidiaries or Permitted Tax Distributions made by such Person, paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

                        (b)     Consolidated Interest Expense; and

                        (c) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the issuance, redemption, repurchase or other repayment of any Preferred Stock by such Person or any of its Restricted Subsidiaries (and, in each case, the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, or any issuance, redemption, repurchase or other repayment of any Preferred Stock (and, in each case, the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio",

                (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

                (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

                (1)     Consolidated Interest Expense; plus

                (2) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries paid in cash during such period to any Person other than such Person or any of its Restricted Subsidiaries times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

                "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

                (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

                (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

PROVIDED that there shall be excluded therefrom any non-cash amortization or write-off of fees and expenses incurred in connection with the offering of the Notes.

                "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (without duplication):

                (1) after-tax gains or losses from Asset Sales (without regard to the $2,500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

                (2)     extraordinary gains and extraordinary losses;

                (3) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

                (4) the net income or loss of any Person acquired prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, it being understood, however, that, in the case of a Restricted Subsidiary of Holdings, the income or loss of such Person for such period may be included in determining the Consolidated Fixed Charge Coverage Ratio of Holdings as a result of the operation of clause (2) of the first paragraph of the definition of such term;

                (5) for the purposes of Section 4.7 hereof only, the net income (but not loss) of any Restricted Subsidiary (other than a Foreign Restricted Subsidiary) of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Restricted Subsidiary;

                (6) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

                (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                (8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                (9) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                In addition, Consolidated Net Income shall be reduced by the amount of any Permitted Tax Distribution.

                "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

                "CONSOLIDATED TANGIBLE ASSETS" means the total consolidated assets, less goodwill and intangibles, of Holdings and its Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings prepared in accordance with GAAP.

                "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereto is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

                "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of May 23, 2003, among certain subsidiaries of Holdings as borrowers, Holdings and certain other subsidiaries and affiliates as guarantors, the lenders party thereto in their capacities as lenders and/or agents thereunder, together with the documents related thereto (including, without limitation, any instruments, guarantee agreements and pledge and/or security documents), in each case as such documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by Section 4.9 hereof) or adding Subsidiaries of Holdings as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                "DEPOSITARY" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions or this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or to the extent such Capital Stock is only so redeemable or exchangeable into Qualified Capital Stock) on or prior to the final maturity date of the Notes, PROVIDED that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuers' repurchase of such Notes as are required to be repurchased pursuant to such covenants.

                "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

                "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                "EXCHANGE OFFER" means the offer that shall be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

                "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, nei-ther of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Holdings acting reasonably and in good faith and, if such value exceeds $5.0 million, shall be evidenced by a Board Resolution of the Board of Directors of Holdings delivered to the Trustee.

                "FINAL MEMORANDUM" means the Issuers' final offering memorandum dated May 20, 2003, whereby the Issuers offered $150,000,000 Series A Notes.

                "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of Holdings other than a Domestic Restricted Subsidiary.

                "FOREIGN RESTRICTED SUBSIDIARY BORROWING BASE" means, as of any date, an amount equal to the sum of

                (1) 85% of the aggregate book value of all accounts receivable of the Foreign Restricted Subsidiaries; PLUS

                (2) 60% of the aggregate book value of all inventory owned by the Foreign Restricted Subsidiaries,

all calculated on a consolidated basis and in accordance with GAAP.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

                "GUARANTEE" has the meaning set forth in Section 11.1 hereof.

                "GUARANTORS" means Holdings and the Subsidiary Guarantors.

                "HOLDER" means a Person in whose name a Note is registered.

                "HOLDINGS" means CHAAS Acquisitions, LLC.

                "HOLDINGS GUARANTEE" has the meaning set forth in Section 11.1 hereof.

                "INDEBTEDNESS" means with respect to any Person, without duplication:

                (1)     all Obligations of such Person for borrowed money;

                (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                (3)     all Capitalized Lease Obligations of such Person;

                (4) all Obligations of such Person issued or assumed as the deferred purchase price of property or services and all Obligations under any conditional sale or title retention agreement (but excluding any such Obligations that constitute trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described in clauses (1), (2) and (3) above) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement;

                (6) guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (1) through (5) above and clause (8) below;

                (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

                (8) all net Obligations under Currency Agreements and Interest Swap Agreements of such Person; and

                (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price, but excluding accrued dividends, if any.

                For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and, with respect to contingent Obligations, the maximum liability upon the occurrence of the contingency giving rise to the Obligation; PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness.

                "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                "INDEPENDENT FINANCIAL ADVISOR" means a firm which, in the judgment of the Board of Directors of Holdings, is otherwise independent and qualified to perform the task for which it is to be engaged.

                "INITIAL PURCHASERS" means Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC.

                "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements, in each case determined as if such agreement were terminated on the date such obligations were being determined for purposes of this Indenture.

                "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by Holdings and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Holdings or such Restricted Subsidiary, as the case may be. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of or, with respect to any Restricted Subsidiary of Holdings acquired or created after the Issue Date, if less, the value of the Investment when made by Holdings and its Restricted Subsidiaries in the portion of such Restricted Subsidiary represented by such Common Stock.

                "ISSUE DATE" means May 23, 2003, the date of original issuance of the Notes.

                "ISSUERS" means the Persons named in the introductory paragraph to this Indenture until a successor Person or Persons shall have become such in accordance with the applicable provisions of this Indenture, and thereafter means such successor Person or Persons.

                "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                "MANAGEMENT AGREEMENT" means the management agreement dated as of April 15, 2003 among CHAAS Holdings, LLC, the Company and Castle Harlan, Inc., as in effect on the Issue Date.

                "MATERIAL DOMESTIC RESTRICTED SUBSIDIARY" means a Domestic Restricted Subsidiary of Holdings having total assets with a book value in excess of $500,000.

                "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Holdings or any of its Restricted Subsidiaries from such Asset Sale net of:

                (1) reasonable out-of-pocket commissions, expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and severance and relocation costs and expenses);

                (2)     net taxes paid or payable as a result of such Asset
        Sale;

                (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale or that is required by applicable law to be repaid out of the proceeds of such Asset Sale;

                (4) amounts required to be paid to any Person (other than Holdings or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to the Asset Sale; and

                (5) appropriate amounts to be provided by Holdings or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                "NOTES" means the Series A Notes and the Series B Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

                "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                "OFFICER" means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Of-ficer, the Treasurer, the Controller, the Secretary or any Assistant Treasurer or Assistant Secretary of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

                "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers of such Person, one of whom must be the Chairman of its Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any principal accounting officer of such Person, that meets the requirements of Sections 13.4 and 13.5 hereof.

                "OPINION OF COUNSEL" means an opinion from legal counsel that meets the requirements of Sections 13.4 and 13.5 hereof. The counsel may be an employee of or in-house counsel to an Issuer or any Subsidiary of Holdings.

                "PARI PASSU INDEBTEDNESS" means any Indebtedness of either Issuer or any Guarantor that ranks PARI PASSU in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

                "PERMITTED BUSINESS" means any business that is the same, similar, reasonably related, complementary or incidental to the business in which Holdings or any of its Restricted Subsidiaries is engaged on the Issue Date.

                "PERMITTED HOLDERS" means (1) Castle Harlan Partners IV, L.P. and any Person controlling, controlled by, or under common control with, and any account controlled or managed by or under common control or management with Castle Harlan Partners IV, L.P. and (2) Castle Harlan Inc. and employees, management and directors of, and Persons owning accounts managed or advised by, any of the foregoing and their respective Affiliates.

                "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                 (1) Indebtedness under the Notes issued on the Issue Date and Guarantees thereof;

                 (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed
        (x) the greater of (a) $60.0 million and (b) the sum of (A) $10.0 million and (B) the Borrowing Base plus (y) an amount not exceeding the aggregate amount of Indebtedness that is permitted to be incurred, but has not been incurred, under clauses (10), (11), (12) and (17) of this definition;

                 (3) other Indebtedness of Holdings and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments, in each case, when actually paid, or permanent reductions thereon;

                 (4) Interest Swap Obligations of Holdings or any Restricted Subsidiary of Holdings covering Indebtedness of Holdings or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect Holdings and its Restricted Subsidiaries from fluctuations in interest rates;

                 (5)    Indebtedness under Currency Agreements; PROVIDED that
        (x) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Holdings and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (y) such Currency Agreements are designed to protect Holdings or any Restricted Subsidiary of Holdings against fluctuations in currency values;

                 (6) Indebtedness of a Restricted Subsidiary of Holdings to Holdings or to a Restricted Subsidiary of Holdings for so long as such Indebtedness is held by Holdings or a Restricted Subsidiary of Holdings or the holder of a Permitted Lien thereon, in each case subject to no Lien held by a Person other than Holdings or a Restricted Subsidiary of Holdings or the holder of a Permitted Lien thereon; PROVIDED that if as of any date any Person other than Holdings or a Restricted Subsidiary of Holdings or the holder of a Permitted Lien thereon owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

                 (7) Indebtedness of Holdings to a Restricted Subsidiary of Holdings for so long as such Indebtedness is held by a Restricted Subsidiary of Holdings and subject to no Lien, other than a Permitted Lien; PROVIDED that (a) any Indebtedness of Holdings to any Restricted Subsidiary of Holdings that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of Holdings or the holder of a Permitted Lien thereon owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by Holdings;

                 (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of incurrence;

                 (9) Indebtedness of Holdings or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and bank overdrafts (and letters of credit in respect thereof) incurred in the ordinary course of business;

                (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Holdings and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed the greater of (a) $10.0 million and (b) 5% of Consolidated Tangible Assets (reduced by the aggregate amount of additional Indebtedness incurred under clause (2) hereof in reliance on this clause
        (10));

                (11) Indebtedness consisting of guarantees by Holdings or any of its Restricted Subsidiaries of Indebtedness permitted to be incurred under this Indenture;

                (12) Indebtedness of Holdings' Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (a) $45.0 million and (b) the Foreign Restricted Subsidiary Borrowing Base (reduced by the aggregate amount of additional Indebtedness incurred under clause (2) hereof in reliance on this clause (12));

                (13)    Refinancing Indebtedness;

                (14) Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of guarantees, indemnities or other obligations in respect of purchase price adjustments in connection with the acquisition or disposition of property or assets;

                (15) Indebtedness of Holdings or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case in accordance with this Indenture;

                (16) Indebtedness of Holdings and its Restricted Subsidiaries consisting of Capitalized Lease Obligations not exceeding $10.0 million at any one time outstanding and incurred in connection with one or more Permitted Sale and Leaseback Transactions involving one or more properties that are owned on the Issue Date by one or more such Restricted Subsidiaries and that are located in Staphorst, The Netherlands, Hoogeveen, The Netherlands, and Fensmark, Denmark; and

                (17) additional Indebtedness of Holdings and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (reduced by the aggregate amount of additional Indebtedness incurred under clause (2) hereof in reliance on this clause (17)).

                For purposes of determining compliance with Section 4.9 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Issuers shall, in their sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9 hereof.

                "PERMITTED INVESTMENTS" means:

                 (1) Investments by Holdings or any Restricted Subsidiary of Holdings in any Person that is or will become immediately after such Investment a Restricted Subsidiary of Holdings or that will merge or consolidate into Holdings or a Restricted Subsidiary of Holdings;

                 (2) Investments in Holdings by any Restricted Subsidiary of Holdings; PROVIDED that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under its Guarantee and this Indenture;

                 (3)    Investments in cash and Cash Equivalents;

                 (4) loans and advances to directors, employees and officers of Holdings and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $3.0 million at any one time outstanding;

                 (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Holdings' or its Restricted Subsidiaries' businesses and not for speculative purposes and otherwise in compliance with this Indenture;

                 (6) additional Investments having an aggregate fair market value at any time outstanding not to exceed $12.5 million;

                 (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                 (8) Investments made by Holdings or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

                 (9)    Investments existing on the Issue Date;

                (10) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of Holdings or any of its Restricted Subsidiaries;

                (11) Investments made by Holdings or any of its Restricted Subsidiaries with the proceeds of a substantially concurrent offering of Qualified Capital Stock of Holdings or any other holding company of Holdings or the Issuers (which proceeds of any such offering of Qualified Capital Stock shall not have been, and shall not be, included in the calculation of the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect such Investments);

                (12) Investments represented by guarantees that are otherwise permitted under this Indenture; and

                (13) advances to suppliers and customers in the ordinary course of business.

                "PERMITTED LIENS" means the following types of Liens:

                 (1)    Liens existing on the Issue Date;

                 (2)    Liens securing the Notes and the Guarantees;

                 (3) Liens securing Indebtedness under the Credit Agreement permitted to be incurred pursuant to clause (2) of the definition of "Permitted Indebtedness";

                 (4) Liens in favor of Holdings or any Restricted Subsidiary of Holdings;

                 (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such
        Liens: (i) taken as a whole are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                 (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which Holdings or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                 (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                 (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (9) Liens arising by reward of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                (10) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;

                (11) Liens upon specific items of inventory or other goods and proceeds of Holdings or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Holdings or any of its Restricted Subsidiaries, including rights of offset and set-off;

                (14) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted pursuant to clause (4) of the definition of "Permitted Indebtedness";

                (15) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted to be incurred under this Indenture; PROVIDED, HOWEVER, that in the case of Capitalized Lease Obligations, such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligations;

                (16) Liens securing Indebtedness under Currency Agreements permitted to be incurred pursuant to clause (5) of the definition of "Permitted Indebtedness";

                (17) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; PROVIDED that:

                        (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Holdings or a Restricted Subsidiary of Holdings and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Holdings or a Restricted Subsidiary of Holdings; and

                        (b) such Liens do not extend to or cover any property or assets of Holdings or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Holdings or a Restricted Subsidiary of Holdings and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Holdings or a Restricted Subsidiary of Holdings;

                (18)    Liens securing Indebtedness incurred pursuant to clause
        (12), (14) (but in the case of clause (14) such Liens shall only be on the assets that are the subject of the transaction permitted by clause
        (14)), (15), (16) or (17) of the definition of "Permitted Indebtedness";

                (19) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by Holdings or any Restricted Subsidiary of Holdings in a transaction entered into in the ordinary course of business of Holdings or such Restricted Subsidiary;

                (20) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to Obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Holdings or such Restricted Subsidiary;

                (21) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                (23) deposits made in the ordinary course of business to secure liability to insurance carriers;

                (24)    rights of a licensor of intellectual property;

                (25) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Holdings and its Restricted Subsidiaries;

                (26) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

                (27) any interest or title of a lessor in the property subject to any capitalized lease or operating lease;

                (28) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, a Restricted Subsidiary of Holdings, PROVIDED that such Liens do not (a) extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries other than the property or assets acquired or
        (b) secure Indebtedness (including Acquired Indebtedness); and

                (29) any extension, renewal or replacement, in whole or in part, of any Lien described in clause (1), (15) or (17) of the definition of "Permitted Liens"; PROVIDED that any such extension, renewal or replacement is no more restrictive in any material respect that the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

                "PERMITTED SALE AND LEASEBACK TRANSACTION" means any Sale and Leaseback Transaction entered into by any Restricted Subsidiary of Holdings with respect to any facility (including, without limitation, any manufacturing, engineering, warehousing or administration facility), owned or leased by such Restricted Subsidiary on the Issue Date.

                "PERMITTED TAX DISTRIBUTIONS" means the payment of any dividend or distribution to the direct or indirect beneficial owners of shares of Capital Stock of Holdings in an amount not to exceed the then maximum federal, state and local income tax liabilities arising from income of Holdings and attributable to them solely as a result of Holdings (and any intermediate entity through which the holder owns such shares) being a limited liability company, partnership or similar entity for federal income tax purposes.

                "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization or trust, or a governmental agency or political subdivision thereof.

                "PORTAL MARKET" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of Holdings or any other holding company of Holdings or the Issuers pursuant to a registration statement filed with the Commission in accordance with the Securities Act; PROVIDED Holdings or any other such entity contributes to the capital of the Issuers the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest to the redemption date) of the Notes to be redeemed pursuant to paragraph 6 of the Note.

                "PURCHASE DATE" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of Holdings and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment; PROVIDED, HOWEVER, that (i) the amount of such Indebtedness shall not exceed such purchase price or cost and (ii) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached.

                "PURCHASE PRICE" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided herein.

                "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

                "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

                "REDEMPTION DATE" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                "REDEMPTION PRICE" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of' accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided herein.

                "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, replace or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

                "REFINANCING INDEBTEDNESS" means any Refinancing by Holdings or any Restricted Subsidiary of Holdings of Indebtedness incurred in accordance with Section 4.9 hereof (other than pursuant to clause (2), (4), (5), (6), (7),
(8), (9), (10), (11), (12), (14), (15), (16) or (17) of the definition of
"Permitted Indebtedness"), in each case, other than Refinancing Indebtedness incurred to Refinance all of the Notes, that does not:

                (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest on the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by Holdings and its Restricted Subsidiaries in connection with such Refinancing); or

                (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness solely of Holdings, then such Refinancing Indebtedness shall be Indebtedness solely of Holdings and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of the Issue Date among Holdings, the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

                "REGULATION S" means Regulation S as promulgated under the Securities Act.

                "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                "RULE 144A" means Rule 144A promulgated under the Securities
Act.

                "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Holdings or a Restricted Subsidiary of Holdings of any property, whether owned by Holdings or any Restricted Subsidiary of Holdings at the Issue Date or later acquired, which has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated April 15, 2003, among Holdings, the Company and each of the seller parties listed on the signature pages thereto, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time; PROVIDED that any Indebtedness incurred pursuant to such amendment or modification shall not result in any payments of principal thereunder prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment thereunder as in effect on the Issue Date.

                "SERIES A NOTES" means the Issuers' 10 3/4% Senior Notes due
2011.

                "SERIES B NOTES" means notes issued by the Issuers hereunder containing terms identical to the Series A Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Series A Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Series A Notes, including the text referred to in footnote 2 of Exhibit A hereto, shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange for Series B Notes pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Notes or in connection with the issuance of Additional Notes pursuant to an effective registration statement filed pursuant to the Securities Act.

                "SIGNIFICANT SUBSIDIARY", with respect to any Person, means (1) any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary of such Person that, when aggregated with all other Restricted Subsidiaries of such Person that are not otherwise Significant Subsidiaries and as to which any event described in clause (f) or (g) of Section
6.1 hereof has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

                "SUBORDINATED INDEBTEDNESS" means Indebtedness of Holdings, the Issuers or any Subsidiary Guarantor that is subordinated or junior in right of payment to the Notes or such Guarantee, as the case may be.

                "SUBSIDIARY", with respect to any Person, means:

                (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

                (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

                "SUBSIDIARY GUARANTOR" means: (i) each of Holdings' Domestic Restricted Subsidiaries (other than the Issuers) as of the Issue Date; and (ii) each of Holdings' Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; PROVIDED that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; PROVIDED that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                "TRANSFER RESTRICTED SECURITY" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

                "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                "UNRESTRICTED SUBSIDIARY" of any Person means:

                (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                (2)     any Subsidiary of an Unrestricted Subsidiary.

                The Board of Directors may designate any Subsidiary (other than any Issuer) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Holdings or any other Restricted Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

                (1) Holdings certifies to the Trustee that such designation complies with Section 4.7 hereof; and

                (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of its Restricted Subsidiaries.

                For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section
4.7 hereof, the portion of the fair market value of the net assets of such Subsidiary of Holdings at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of Holdings and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of Holdings, or, with respect to any Restricted Subsidiary acquired or created after the Issue Date, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7 hereof.

                The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                (1) immediately after giving effect to such designation, Holdings is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof; and

                (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                Holdings may not designate either of the Issuers as an Unrestricted Subsidiary.

                "U.S. GOVERNMENT SECURITIES" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

                "U.S. PERSON" means any U.S. Person as defined in Regulation S.

                "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding securities which confer on the holders thereof the right to elect directors or their functional equivalents (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.    OTHER DEFINITIONS.

                 Term                                                        Defined in Section
                 ----                                                        ------------------
                 "Affiliate Transaction"............................                4.11
                 "Agent Members"....................................                 2.6
                 "Certificated Notes"...............................                 2.1
                 "Change of Control Offer"..........................                4.15
                 "Change of Control Offer Period"...................                 3.9
                 "Covenant Defeasance"..............................                 8.3
                 "Event of Default".................................                 6.1
                 "Excluded Sale and Leaseback Transactions".........                4.10
                 "Foreign Person"...................................                 2.6
                 "Global Notes".....................................                 2.1
                 "incur"............................................                 4.9
                 "Institutional Accredited Investors"...............                 2.1
                 "Legal Defeasance".................................                 8.2
                 "Net Proceeds Offer"...............................                4.10
                 "Net Proceeds Offer Amount"........................                4.10
                 "Net Proceeds Offer Trigger Date"..................                4.10
                 "Notice of Acceleration"...........................                 6.2
                 "Offshore Certificated Notes"......................                 2.1
                 "Paying Agent".....................................                 2.3

                 Term                                                        Defined in Section
                 ----                                                        ------------------
                 "Permanent Regulation S Global Note"...............                 2.1
                 "Private Placement Legend".........................                 2.6
                 "Reference Date"...................................                 4.7
                 "Registrar"........................................                 2.3
                 "Regulation S Global Note".........................                 2.1
                 "Replacement Assets"...............................                4.10
                 "Restricted Payment"...............................                 4.7
                 "Restricted Payment Basket"........................                 4.7
                 "Rule 144A Global Note"............................                 2.1
                 "Special Redemption"...............................                 3.8
                 "Surviving Entity".................................                 5.1
                 "Temporary Regulation S Global Note"...............                 2.1
                 "U.S. Certificated Notes"..........................                 2.1

Section 1.3.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "INDENTURE SECURITIES" means the Notes;

                "INDENTURE SECURITY HOLDER" means a Holder;

                "INDENTURE TO BE QUALIFIED" means this Indenture;

                "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee;

                "OBLIGOR" on the Notes means the Issuers and any successor obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.    RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

                (a)     a term has the meaning assigned to it;

                (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (c)     "or" is not exclusive;

                (d) words in the singular include the plural, and in the plural include the singular;

                (e)     provisions apply to successive events and transactions;
        and

                (f) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.    ACTS OF HOLDERS.

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

                (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II.

                                    THE NOTES

Section 2.1.    FORM AND DATING.

                The Series A Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. The Series B Notes shall be substantially in the form of Exhibit B hereto. The notation on each Note relating to the Guarantees shall be substantially in the form set forth on Exhibit C hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.6(h). The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form set forth in Exhibit A (the "TEMPORARY REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set

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forth in Section 2.6(h). At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Issuers of a duly executed certificate substantially in the form of Exhibit D(1) hereto, a single permanent Global Note in registered form substantially in the form set forth in Exhibit A (the "PERMANENT REGULATION S GLOBAL NOTE," and together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTE") duly executed by the Issuers and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred.

                Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("INSTITUTIONAL ACCREDITED INVESTORS") shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. CERTIFICATED NOTES"). Securities issued pursuant to
Section 2.6 hereof in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "OFFSHORE CERTIFICATED Notes").

                The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "CERTIFICATED NOTES." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "GLOBAL NOTES."

Section 2.2.    EXECUTION AND AUTHENTICATION.

                Two Officers of each of the Issuers shall sign the Notes for the Issuers by manual or facsimile signature.

                If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a
Note is authenticated, the Note shall nevertheless be valid. Each Guarantor shall execute a Guarantee in the manner set forth in Section 11.7.

                A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                The Trustee, upon a written order of the Issuers signed by two Officers of each of the Issuers, together with the other documents required by Sections 13.4 and 13.5 hereof, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $150,000,000 and (ii) subject to Section 4.9 hereof, Additional Notes. The Trustee, upon written order of the Issuers signed by two Officers of each of the Issuers, together with the other documents required by Sections 13.4 and 13.5 hereof, shall authenticate Series B Notes; PROVIDED that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to the Additional Notes. Such written order of the Issuers shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. For the purposes of this Indenture, except for Section 4.9 hereof, references to the Notes include Additional Notes, if any.

                The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or with any Affiliate of the Issuers.

Section 2.3.    REGISTRAR AND PAYING AGENT.

                The Issuers shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                In the event that the Issuers are required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice ("Additional Interest Notice") to the Trustee of their obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

                The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

Section 2.4.    PAYING AGENTS TO HOLD MONEY IN TRUST.

                The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and of any premium, if any, interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer) shall have no further liability for the money. If an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.    HOLDER LISTS.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.6.    TRANSFER AND EXCHANGE.

                (a) TRANSFER AND EXCHANGE GENERALLY: BOOK ENTRY PROVISIONS. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuers pursuant to Section 4.2 hereof. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuers and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i) hereof, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D(2) hereto.

                (b) BOOK-ENTRY PROVISIONS FOR THE GLOBAL NOTES. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary or its nominee and
(iii) bear legends as set forth in Section 2.6(h) hereof.

                Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

                At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Issuers will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

                (c) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a "FOREIGN PERSON"):

                (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least two years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after last date on which such Note was held by an Affiliate of the Issuers, or
        (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E hereto and (B) such certifications, legal opinions and other information as the Trustee and the Issuers may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

                (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
        (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                (d) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

                (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

                (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

                (e) TRANSFERS OF INTERESTS IN THE TEMPORARY REGULATION S GLOBAL NOTE. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

                (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

                (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

                (f) TRANSFERS TO FOREIGN PERSONS. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

                 (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit F hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuers may reasonably request; and

                (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
        (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

                (g) THE DEPOSITARY. The Depositary shall be a clearing agency registered under the Exchange Act. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

                Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

                Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

                 (i) the Depositary for the Notes notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Issuers within 90 days after delivery of such notice; or

                (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes under this Indenture,

and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

                (h)     LEGENDS.

                  (i)   Except as permitted by the following paragraphs (ii) and
(iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall

(x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Issuers, and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "PRIVATE PLACEMENT LEGEND"):

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
        (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION OR ANY OF THEIR SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2) hereto).

                (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Issuers have notified the Registrar in writing that the Holder of such Series A Notes is either (A) a broker-dealer,
(B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

                 (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                (i) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed,

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repurchased or canceled, the principal amount of Notes represented by such
Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                (j)     GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                   (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5 hereof).

                 (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                   (v)   The Issuers shall not be required:

                (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
        3.2 hereof and ending at the close of business on the day of selection;
        or

                (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                (viii) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners

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of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.    REPLACEMENT NOTES.

                If any mutilated Note is surrendered to the Trustee or either of the Issuers or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Issuers each may charge such Holder for their expenses in replacing such Note.

                Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.    OUTSTANDING NOTES.

                The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because an Issuer or any of its Affiliates holds the Note.

                If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

                If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.    TREASURY NOTES.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Issuers agree to notify the Trustee of the existence of any such treasury Notes or Notes owned by an Issuer, any Guarantor or an Affiliate thereof.

Section 2.10.   TEMPORARY NOTES.

                Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

                Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

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Section 2.11.   CANCELLATION.

                The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of all canceled Notes. All cancelled Notes shall be delivered to the Issuers. Subject to Section 2.7 hereof the Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.   DEFAULTED INTEREST.

                If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner PLUS, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.   PERSONS DEEMED OWNERS.

                Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 hereof, the Issuers, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuers, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuers, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.   CUSIP NUMBERS.

                The Issuers in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change to the CUSIP numbers.

Section 2.15.   DESIGNATION.

                The Indebtedness evidenced by the Notes and the Guarantees is hereby irrevocably designated as "Senior Indebtedness" as defined and for purposes of the Securities Purchase Agreement and as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of an Issuer or a Guarantor, as the case may be, which such Issuer or such Guarantor, as the case may be, makes subordinate to any senior (or such other term denoting seniority) indebtedness of such Person.

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                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

Section 3.1.    NOTICES TO TRUSTEE.

                If the Issuers elect to redeem Notes pursuant to the provisions of Section 3.7 or 3.8 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

                If the Issuers are required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.15 hereof, it shall notify the Trustee in writing, at least 45 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Issuers are required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.15 hereof, as the case may be, have been satisfied.

                If the Registrar is not the Trustee, the Issuers shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.    SELECTION OF NOTES.

                Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8 hereof, the Trustee shall select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

                The Trustee shall promptly notify the Issuers in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.    NOTICE OF OPTIONAL OR SPECIAL REDEMPTION.

                In the event Notes are to be redeemed pursuant to Section 3.7 or
3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Issuers shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

                The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

                (a)     the Redemption Date;

                (b)     the Redemption Price;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                (d)     the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Additional Interest, if any, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

                (f) that, unless the Issuers default in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

                (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

                At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; PROVIDED that the Issuers shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.    EFFECT OF NOTICE OF REDEMPTION.

                Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, PLUS Additional Interest, if any, and accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.    DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE.

                On or before 10:00 a.m. Eastern Time on each Redemption Date or Purchase Date, the Issuers shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date or Repurchase Date. Upon written request by the

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Issuers, the Trustee or the Paying Agent shall promptly return to the Issuers any money not required for that purpose.

                Unless the Issuers default in making such payment, interest and any Additional Interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuers to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.    NOTES REDEEMED OR REPURCHASED IN PART.

                Upon surrender of a Note that is redeemed or repurchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.    OPTIONAL REDEMPTION.

                The Issuers may redeem any or all of the Notes at any time on or after June 15, 2007 at the Redemption Prices set forth in the Notes (an "OPTIONAL REDEMPTION"). Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.    SPECIAL REDEMPTION.

                In the event of one or more Public Equity Offerings are completed on or before June 15, 2006, the Issuers, at their option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "SPECIAL REDEMPTION") at a Redemption Price of 110.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; PROVIDED, HOWEVER, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after each such Special Redemption; and PROVIDED, FURTHER, that such Special Redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9.    REPURCHASE UPON CHANGE OF CONTROL OFFER.

                In the event that, pursuant to Section 4.15 hereof, the Issuers shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

                The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Issuers which is at least 30 but no more than 45 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Issuers shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                Within 30 days following any Change of Control, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this
        Section 3.9 and Section 4.15 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;

                (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

                (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

                (d) that, unless the Issuers default in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

                (f) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

                (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                On or before the Purchase Date, the Issuers shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuers. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; PROVIDED, that each such new Note shall be in a principal amount of $l,000 or and integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10.   REPURCHASE UPON APPLICATION OF EXCESS PROCEEDS.

                In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

                The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Inden-

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ture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                (a) that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof;

                (b) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

                (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

                (d) that, unless the Issuers default in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                (e) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                (f) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

                (g) that, to the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a PRO RATA basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a PRO RATA basis based on the amount of Notes tendered); and

                (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                On or before the Purchase Date, the Issuers shall to the extent lawful, (i) accept for payment, on a PRO RATA basis in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of (A) Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer and (B) properly tendered Pari Passu Indebtedness, or if less than the Net Proceeds Offer Amount has been tendered, all Notes and Pari Passu Indebtedness properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, PLUS accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuers. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

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                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Net Proceeds Offer.

                                   ARTICLE IV.

                                    COVENANTS

Section 4.1.    PAYMENT OF PRINCIPAL AND INTEREST.

                The Issuers shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Issuers shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

                The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Issuers shall also pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.    MAINTENANCE OF OFFICE OR AGENCY.

                The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee in the City of New York.

                The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                The Issuers hereby designate the office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof. The Trustee may resign such agency at any time by giving written notice to the Issuers no later than 30 days prior to the effective date of such resignation.

Section 4.3.    REPORTS.

                Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding and prior to Holdings being subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings will deliver to the Trustee, within the time periods specified in the Commission's rule and regulations,:

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                 (i)    all quarterly and annual financial information that
        would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Holdings and its consolidated Subsidiaries and, with respect to the annual financial statements only, a report thereon by Holdings' certified independent accountants; and

                (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, Holdings will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, Holdings has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4.    COMPLIANCE CERTIFICATE.

                The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from its principal executive officer, principal financial officer or principal accounting officer further stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

                So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of Holdings' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that any of the Issuers or Guarantors has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of an Issuer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default; PROVIDED that the Issuers shall provide such Officers' Certificate at least annually whether or not any officer knows of any Default or Event of Default.

Section 4.5.    TAXES.

                Holdings shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith

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and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.    STAY, EXTENSION AND USURY LAWS.

                Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.    LIMITATION ON RESTRICTED PAYMENTS.

                Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

                (1) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of Holdings or any Restricted Subsidiary to holders of such Capital Stock, other than (a) dividends or distributions payable in Qualified Capital Stock of Holdings and (b) in the case of a Restricted Subsidiary, dividends or distributions payable
        (i) in Qualified Capital Stock of such Restricted Subsidiary and (ii) to Holdings and to any other Restricted Subsidiary and PRO RATA dividends or distributions payable to minority stockholders of such Restricted Subsidiary;

                (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings or any Restricted Subsidiary, other than such Capital Stock held by Holdings or any Restricted Subsidiary;

                (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or make any cash interest payment with respect to the subordinated promissory notes issued pursuant to the Securities Purchase Agreement; or

                (4)     make any Investment (other than Permitted Investments)

        (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing;

                 (ii) Holdings is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof; or

                (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of Holdings) shall exceed the sum (the "RESTRICTED PAYMENTS BASKET") of

                        (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Holdings earned from the Issue Date and ending on the date of such proposed Restricted Payment (the "REFERENCE DATE") (treating such period as a single accounting period); PLUS

                        (v) 100% of the aggregate net cash proceeds and 100% of the fair market value of property other than cash received by Holdings from any Person (other than a Restricted Subsidiary

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                of Holdings) from the issuance and sale subsequent to the Issue
                Date and on or prior to the Reference Date of Qualified Capital Stock of Holdings (but excluding (1) any debt security that is convertible into, or exchangeable for, Qualified Capital Stock and (2) any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.8 hereof); PLUS

                        (w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by Holdings from a holder of Holdings' Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section
                3.8 hereof); PLUS

                        (x) 100% of the aggregate net cash proceeds received by Holdings or any of its Restricted Subsidiaries from any Person (other than a Restricted Subsidiary of Holdings) from the issuance and sale (subsequent to the Issue Date) of Indebtedness (including Disqualified Capital Stock) that has been converted into or exchanged for Qualified Capital Stock of Holdings, together with the aggregate cash received by Holdings at the time of such conversion or exchange and the amount of any accrued interest then outstanding on any such Indebtedness that is not paid in cash; PLUS

                        (y)     without duplication, the sum of

                                (1)     the aggregate amount paid in cash or
                        Cash Equivalents to Holdings or any Restricted Subsidiary of Holdings on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                (2)     the net cash proceeds received by
                        Holdings or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of Holdings); and

                                (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

                PROVIDED, HOWEVER, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; PLUS

                        (z)     $7.5 million.

                Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit

                (1) the payment of any dividend (or other distribution or redemption) within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

                (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Holdings or any Restricted Subsidiary of Holdings, either (i) solely in exchange for shares of Qualified Capital Stock of Holdings or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of Holdings) of shares of Qualified Capital Stock of Holdings;

                (3) the payment of principal, the repurchase, retirement, redemption or other repayment of any Subordinated Indebtedness either
        (i) solely in exchange for shares of Qualified Capital Stock of Holdings, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to

                                      -41-
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        a Restricted Subsidiary of Holdings) of (a) shares of Qualified Capital
        Stock of Holdings or (b) if no Default or Event of Default shall have occurred and be continuing, Refinancing Indebtedness;

                (4) if no Default or Event of Default shall have occurred and be continuing, a Restricted Payment to pay for the repurchase of Capital Stock of Holdings or any of its direct or indirect parent corporations or limited liability companies from directors, officers or employees or former directors, officers or employees of Holdings or any of its Subsidiaries or their authorized representatives, estates or beneficiaries upon the death, disability or termination of employment of such employees, or termination of their seat on the Board of Directors of Holdings, or pursuant to the terms of any agreement under which such Capital Stock was issued in an aggregate amount not to exceed in any fiscal year $2.0 million PLUS up to $1.0 million of the unused amount permitted under this clause (4) for the immediately preceding fiscal year;

                (5) the repurchase, redemption or other payment of any Subordinated Indebtedness in the event of a change of control in accordance with provisions similar to Section 4.15 hereof; PROVIDED that, prior to such repurchase, redemption or other payment, the Issuers have made the Change of Control Offer as provided in such covenant with respect to the Notes and prior to or concurrently with such redemption or other repayment have repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                (6) the payment or distribution, to dissenting holders of Capital Stock pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings or any of its Restricted Subsidiaries;

                (7)     Permitted Tax Distributions; and

                (8) the declaration or payment of dividends on the Common Stock of Holdings following any Public Equity Offering of such Common Stock of up to 6% per annum of the net cash proceeds received by Holdings in all Public Equity Offerings.

                In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second preceding paragraph, amounts expended pursuant to clauses (1), (4), (5), (6) and
(8) of the immediately preceding paragraph shall be included in such calculation. No issuance and sale of Qualified Capital Stock pursuant to clause
(2) or (3) of the immediately preceding paragraph shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

                For the purposes of determining compliance with this Section 4.7, the amount, if other than in cash, of any property referred to in clause
(iii)(v) above or any Restricted Payment shall be determined in good faith by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution.

Section 4.8. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary of Holdings to:

                (1) pay dividends or make any other distributions on or in respect of its Capital Stock owned by Holdings or any Restricted Subsidiary of Holdings;

                (2) make loans or advances to Holdings or any Restricted Subsidiary of Holdings that owns Capital Stock of such Restricted Subsidiary of Holdings or pay any Indebtedness or other obligation owed to Holdings or any other Restricted Subsidiary of Holdings that owns Capital Stock of such Restricted Subsidiary of Holdings; or

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                (3)     transfer any of its property or assets to Holdings or
        any other Restricted Subsidiary of Holdings that owns Capital Stock of such Restricted Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of

                (a)     applicable law;

                (b)     this Indenture, the Notes and the Guarantees;

                (c) the Credit Agreement and the loan and security documents relating thereto;

                (d) in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings, or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, that do not, individually or in the aggregate, detract from the value of property or assets of Holdings or any of its Restricted Subsidiaries in any manner material to Holdings or any of its Restricted Subsidiaries;

                (e) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                (f) agreements or instruments existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

                (g) an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, any Restricted Subsidiary of Holdings or provisions with respect to the disposition or distribution of assets or property in joint venture agreements or other similar agreements or arrangements entered into in the ordinary course of business;

                (h) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a PRO RATA basis;

                (i) provisions in agreements or instruments relating to Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.9 hereof that impose restrictions of the nature described in clause (3) above on the property acquired;

                (j) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

                (k) restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of reasonable financial covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture;

                (l) restrictions in other Indebtedness incurred in compliance with Section 4.9 hereof; PROVIDED that such restrictions, taken as a whole, are, in the good faith judgment of Holdings' Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (c) and (f) above

                (m) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; or

                                      -43-
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                (n)     an agreement governing Indebtedness incurred to
        Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (e), (f), (i), (k) or (l) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Issuers in any material respect as determined by the Board of Directors of Holdings in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (e), (f), (i), (k) or (l).

Nothing contained in this Section 4.8 shall prevent Holdings or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 hereof.

Section 4.9.    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

                (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that Holdings, either Issuer or any Restricted Subsidiary of Holdings that is or, upon such incurrence, becomes a Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of Holdings that is not or will not, upon such incurrence, become a Subsidiary Guarantor may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of Holdings is greater than 2.00 to 1.0 if such Indebtedness is incurred on or prior to May 23, 2005 or 2.25 to 1.0 if such Indebtedness is incurred thereafter.

                For purposes of determining compliance with this covenant, (i) Acquired Indebtedness shall be deemed to have been incurred by Holdings or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into Holdings or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be and (ii) the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                (b) Holdings will not, and will not permit either Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of Holdings or such Issuer or Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Holdings or such Issuer or Subsidiary Guarantor, as the case may be.

Section 4.10.   LIMITATION ON ASSET SALES.

                (A) Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

                (1) Holdings or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

                (2) at least 75% of the consideration received by Holdings or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that (a) the amount of any Indebtedness or other liabilities of Holdings or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (b) the fair market value of any marketable securities, currencies, notes or other obligations received by Holdings or any such Restricted Subsidiary in exchange for any such assets that are promptly converted into cash or Cash

                                      -44-
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        Equivalents within 180 days after the consummation of such Asset Sale
        (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and

                (3) upon the consummation of an Asset Sale, Holdings shall, subject to paragraph (B) below, apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either

                        (a) to repay or prepay any Indebtedness under the Credit Agreement and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

                        (b) to make an Investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used, or Capital Stock of a Person engaged, in a Permitted Business ("REPLACEMENT ASSETS"); and/or

                        (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

                (B) On the 366th day after an Asset Sale (a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of paragraph (A) above (each, a "NET PROCEEDS OFFER AMOUNT") shall be applied by Holdings or such Restricted Subsidiary to allow the Issuers to make an offer to purchase (the "NET PROCEEDS OFFER") to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, an offer to purchase to all holders of such Pari Passu Indebtedness, on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a PRO RATA basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

                (C) If at any time any non-cash consideration received by Holdings or any Restricted Subsidiary of Holdings, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

                (D) The Issuers may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this Section 4.10).

                (E) In the event of the transfer of substantially all (but not all) of the property and assets of Holdings and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article V hereof, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of Holdings and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Holdings or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                (F) With respect to any Permitted Sale and Leaseback Transaction, (1) the reference to "365 days" in clause (A)(3) above shall mean "545 days" and (2) the reference to the "366th day" in paragraph (B) above shall mean the "546th day."

                (G) To the extent that the aggregate value of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount, Holdings may use the remaining amounts for general corporate purposes. Upon completion of such Net Proceeds Offer, the Net Proceeds Offer Amount will be reset to zero.

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                (H)     Notwithstanding paragraphs (A) and (B) of this Section
4.10, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

                 (i) the consideration for such Asset Sale constitutes Replacement Assets; and

                (ii)    such Asset Sale is for fair market value;

PROVIDED that any cash or Cash Equivalents received by Holdings or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of paragraphs (A) and (B) of this Section 4.10.

                (I) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. The Net Proceeds Offer shall be made in compliance with the applicable procedures set forth in Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

Section 4.11.   LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

                Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "AFFILIATE TRANSACTION"), other than (x) Affiliate Transactions permitted under the third paragraph of this covenant and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings or such Restricted Subsidiary.

                All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the Board of Directors of Holdings or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Holdings or any Restricted Subsidiary of Holdings enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, Holdings or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Holdings or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, issued by an Independent Financial Advisor and file the same with the Trustee.

                The restrictions set forth in the first paragraph of this
Section 4.11 shall not apply to

                (1) reasonable fees and compensation paid to and indemnity and reimbursement provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary of Holdings as determined in good faith by Holdings' Board of Directors or senior management;

                (2) transactions exclusively between or among Holdings and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

                (3) any agreement (other than the Management Agreement) as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreement as in effect on the Issue Date;

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                (4)     the payment to Castle Harlan, Inc. of management fees
        pursuant to and in accordance with the Management Agreement not to exceed the amount per year specified in the Management Agreement; PROVIDED that, in the event the full amount thereof is not paid in any year, the deficiency may cumulate; and PROVIDED that no Default or Event of Default shall have occurred and be continuing at the time of payment, may be paid together with the then current management fee for such subsequent year;

                (5)     Restricted Payments permitted by this Indenture;

                (6) any employment, stock option, stock repurchase, employee benefit, compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

                (7) loans or advances to employees or directors in the ordinary course of business of Holdings or any of its Restricted Subsidiaries to the extent permitted under this Indenture;

                (8) any payments or other transactions pursuant to any tax-sharing agreement between Holdings and any other Person with which it files a consolidated tax return or with which Holdings is part of a consolidated group for tax purposes;

                (9) any Affiliate Transaction which constitutes a Permitted Investment;

                (10) any transaction on arm's length terms with non-Affiliates that become Affiliates as a result of such transaction;

                (11) the issuance of Qualified Capital Stock of Holdings or any of its Restricted Subsidiaries; and

                (12) transactions with customers, suppliers or purchasers or sellers of goods or services which are fair to Holdings and its Restricted Subsidiaries as determined by the Board of Directors of Holdings.

Section 4.12.   LIMITATION ON LIENS.

                Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of Holdings or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless

                (1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                (2) in all other cases, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

                In the event that all Liens, the existence of any of which gives rise to a Lien securing the Notes pursuant to the provisions of this Section 4.12, cease to exist, the Lien securing the Notes required by this Section 4.12 shall automatically be released and the Trustee shall execute appropriate documentation.

Section 4.13.   CONTINUED EXISTENCE.

                Subject to Article V hereof, each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuers or such Guarantor and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers or such Guarantor, except to the

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extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Issuers or such Guarantor.

Section 4.14.   INSURANCE MATTERS.

                Holdings shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Holdings, are adequate and appropriate for the conduct of the business of Holdings and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Holdings or the applicable Restricted Subsidiary or (ii) customary, in the reasonable, good faith opinion of Holdings, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole.

Section 4.15.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "CHANGE OF CONTROL OFFER") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in
Article III hereof and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue hereof.

Section 4.16.   ADDITIONAL SUBSIDIARY GUARANTEES.

                If Holdings or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Material Domestic Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor, or if Holdings or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Material Domestic Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' obligations under the Notes and this Indenture on the terms set forth in this Indenture. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

Section 4.17.   CONDUCT OF BUSINESS.

                Holdings and its Restricted Subsidiaries will not engage in any business which is not a Permitted Business.

Section 4.18.   PAYMENTS FOR CONSENT.

                Neither Holdings nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement

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to any consent, waiver or amendment of any of the terms or provisions of this
Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.   LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

                Holdings will not permit any of its Restricted Subsidiaries that are not Issuers or Subsidiary Guarantors to issue any Preferred Stock (other than to Holdings or to a Wholly Owned Restricted Subsidiary of Holdings) or permit any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings) to own any Preferred Stock of any Restricted Subsidiary of Holdings that is not an Issuer or a Subsidiary Guarantor.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1.    MERGER, CONSOLIDATION AND OR SALE OF ASSETS.

                None of Holdings or either Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Holdings to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the assets of Holdings or the Company (determined on a consolidated basis for Holdings or the Company, as the case may be) whether as an entirety or substantially as an entirety to any Person unless

                (1)     either

                        (a) Holdings or the Company, as the case may be, shall be the surviving or continuing Person; or

                        (b) the Person (if other than Holdings or the Company) formed by such consolidation or into which Holdings or the Company, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings or the Company, as the case may be, and its Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY")

                                (x) shall be a corporation or a partnership or a limited liability company, in each case, organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                                (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee in all respects), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes or the Obligations under the Holdings Guarantee, as the case may be, and the performance of every covenant of the Notes, this Indenture, the Holdings Guarantee (in the case of Holdings) and the Registration Rights Agreement on the part of Holdings or the Company, as the case may be, to be performed or observed; PROVIDED that at any time the Company or its successor is a partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

                (2) except in the case of a consolidation or merger of Holdings or the Company, as the case may be, with or into a Wholly Owned Restricted Subsidiary of Holdings, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings or the Company, as the case may be, to a Wholly Owned Restricted Subsidiary of Holdings, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), Holdings or such Surviving Entity, as the case may be, shall be able

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        to incur at least $1.00 of additional Indebtedness (other than Permitted
        Indebtedness) pursuant to Section 4.9 hereof;

                (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                (4) Holdings or the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Holdings or the Company, as the case may be, the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings or the Company, as the case may be, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings or the Company, as the case may be, and (ii) Holdings or the Company, as the case may be, if surviving, will be automatically discharged from all of its Obligations under this Indenture and the Notes or the Holdings Guarantee, as applicable, so long as the requirements set forth above are satisfied.

                Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Holdings or the Company, as the case may be, in accordance with the foregoing, in which Holdings or the Company, as the case may be, is not the continuing corporation, the Surviving Entity formed by such consolidation or into which Holdings or the Company, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings or the Company, as the case may be, under this Indenture and the Notes or the Holdings Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

                Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10 hereof) will not, and Holdings will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than Holdings, the Company or any other Subsidiary Guarantor unless

                (1) the entity formed by or surviving any such consolidation or merger (if other than Holdings, the Company or the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                (2) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement;

                (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, Holdings could satisfy the provisions of clause (2) of the first paragraph of this Section 5.1.

                Any merger or consolidation, or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets, (a) of the Company or a Subsidiary Guarantor with and into Holdings or the Company (with Holdings or the Company, as the case may be, being the surviving entity) or another

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Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of Holdings or
(b) of Holdings with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another jurisdiction in the United States or any state thereof or the District of Columbia, need only comply with clause (4) of the first paragraph of this Section 5.1.

Section 5.2.    SUCCESSOR CORPORATION SUBSTITUTED.

                Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings or the Company, as the case may be, in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, Holdings or the Company, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as Holdings or the Company, as the case may be, herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest or Additional Interest, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.    EVENTS OF DEFAULT.

                Each of the following constitutes an "EVENT OF DEFAULT":

                (a) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

                (b) the failure to pay the principal of any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                (c) a default by an Issuer or any Guarantor in the observance or performance of any other covenant or agreement contained herein which default continues for a period of 45 days after such Issuer or such Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Holdings or any Restricted Subsidiary of Holdings (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time and such failure shall not have been cured or waived within 30 days thereof;

                (e) one or more judgments (not covered by insurance as to which the carrier has assumed the defense or acknowledged coverage) in an aggregate amount in excess of $10.0 million shall have been rendered against Holdings or any of its Restricted Subsidiaries (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary) and such judgments shall remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

                (f)     Holdings, the Company or any Significant Subsidiary of
        Holdings:

                                  (i)   commences a voluntary case under any
                        Bankruptcy Law,

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                                 (ii)   consents to the entry of an order for
                        relief against it in an involuntary case,

                                (iii)   consents to the appointment of a
                        custodian or receiver of it or for all or substantially, all of its property,

                                 (iv)   makes a general assignment for the
                        benefit of its creditors, or

                                  (v)   generally is not paying its debts as
                        they become due; or

                (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (i)   is for relief in an involuntary case
                        against Holdings, the Company or any Significant Subsidiary of Holdings;

                                 (ii)   appoints a custodian or receiver of
                        Holdings, the Company or any Significant Subsidiary of Holdings or for all or substantially all of the property of any of the foregoing;

                                (iii) orders the liquidation of Holdings, the Company or any Significant Subsidiary of Holdings;

        and the order or decree remains unstayed and in effect for 60 consecutive days; or

                (h) the Holdings Guarantee or any Guarantee of a Significant Subsidiary of Holdings ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or Holdings or any Subsidiary Guarantor that is a Significant Subsidiary of Holdings denies its liability in writing under its Guarantee (in each case, other than in accordance with the terms of this Indenture).

Section 6.2.    ACCELERATION.

                If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1 hereof with respect to Holdings or the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers (and the Trustee, if such notice is given by such Holders) may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately, which notice shall specify the respective Events of Default and that it is a "NOTICE OF ACCELERATION". Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable.

                Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.1 hereof occurs with respect to Holdings or the Issuers, all outstanding Notes shall be due and payable immediately without further action or notice.

                The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences:

                (1) if the rescission would not conflict with any judgment or decree; and

                (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

                No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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Section 6.3.    OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.    WAIVER OF PAST DEFAULTS.

                The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.    CONTROL BY MAJORITY.

                Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e) hereof.

Section 6.6.    LIMITATION ON SUITS.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the re-

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spective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.    COLLECTION SUIT BY TRUSTEE.

                If an Event of Default specified in Section 6.l (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.    [INTENTIONALLY OMITTED].

Section 6.10.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11.   PRIORITIES.

                If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

                THIRD: to the Issuers, the Guarantors or to such party as a court of competent jurisdiction shall direct.

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The Trustee may fix a special record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.11.

Section 6.12.   UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

Section 7.1.    DUTIES OF TRUSTEE.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b)     Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)   this paragraph does not limit the effect of paragraph
        (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this In-denture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.    RIGHTS OF TRUSTEE.

                (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrain from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys, accountants, experts and such other agents or professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such agent or professional appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficiently evidenced by a written order signed by two Officers of an Issuer.

                (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.2 hereof from the Issuers or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Issuers' obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Issuers or any Holder.

                (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                (h) The Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

                (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond,

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debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.3.    INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuers) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.    TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.    NOTICE OF DEFAULTS.

                If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default known to it within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.    REPORTS BY TRUSTEE TO HOLDER OF THE NOTES.

                Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.7.    COMPENSATION, REIMBURSEMENT AND INDEMNITY.

                The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuers and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

                The Issuers shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its

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duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture or any Guarantee against the Issuers or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                The obligations of the Issuers under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.    REPLACEMENT OF TRUSTEE.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuers, for the appointment of a successor Trustee.

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                If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuers shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.    SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.   ELIGIBILITY; DISQUALIFICATION.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                The Issuers may, at the option of their Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.    LEGAL DEFEASANCE AND DISCHARGE.

                Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper in-

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struments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

                (b) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

                (c) the rights, powers, trust, duties and immunities of the Trustee and the Issuers' obligations in connection therewith; and

                (d)     the Legal Defeasance provisions of this Article VIII.

                Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2, notwithstanding the prior exercise of their option under Section 8.3 hereof.

Section 8.3.    COVENANT DEFEASANCE.

                Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 4.3, 4.5,
4.7 through 4.12, 4.13 (except with respect to the existence of each Issuer) and
4.14 through 4.19 hereof, both inclusive, and Section 5.1(2) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(h) hereof shall not constitute Events of Default.

Section 8.4.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                In order to exercise either Legal Defeasance or Covenant
Defeasance:

                (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

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                        (a)     the Issuers have received from, or there has
                been published by, the Internal Revenue Service a ruling; or

                        (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

        in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the borrowing of funds to fund such deposit and the grant of any Lien securing such borrowing);

                (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default arising in connection with the borrowing of funds to fund such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

                (6) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

                (7) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (8) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of either of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.5. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or

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through any Paying Agent (other than an Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

                The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.    REPAYMENT TO THE ISSUERS.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuers, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.7.    REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers and the Guarantors under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuers make any payment with respect to any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.    WITHOUT CONSENT OF HOLDERS OF NOTES.

                Notwithstanding Section 9.2 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

                (a) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture and to cure any ambiguity, defect or inconsistency so long as such changes do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

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                (b)     to provide for uncertificated notes in addition to or in
        place of certificated Notes;

                (c) to provide for the assumption of the Issuers' obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such entity's assets pursuant to Article V hereof;

                (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes.

                Upon the request of the Issuers, accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.    WITH CONSENT OF HOLDERS OF NOTES.

                Except as provided below in this Section 9.2, the Issuers and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented, in each case, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (1) reduce the principal amount of Notes at maturity whose Holders must consent to an amendment;

                (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                (4) make any Notes payable in money other than that stated in the Notes;

                (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                (6) after the Issuers' obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

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                (7)     modify or change any provision of this Indenture or the
        related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

                (8) release Holdings or any Subsidiary Guarantor that is a Significant Subsidiary of Holdings from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                Upon the written request of the Issuers accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.    COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.    REVOCATION AND EFFECT OF CONSENTS.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.    NOTATION ON OR EXCHANGE OF NOTES.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.    TRUSTEE TO SIGN AMENDMENT, ETC.

                The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall receive, in addition to the documents required by Sections 13.4 and 13.5 hereof, and, subject to Section 7.1, shall be

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fully protected in relying upon, an Officers' Certificate and an Opinion of
Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                   ARTICLE X.

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI.

                                    GUARANTEE

Section 11.1.   UNCONDITIONAL GUARANTEE.

                Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a "GUARANTEE" and, the guarantee by Holdings is referred to herein as the "HOLDINGS GUARANTEE"), on a senior basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.2.   SEVERABILITY.

                In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.3.   LIMITATION OF GUARANTOR'S LIABILITY.

                Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act,

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the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.4.   RELEASE OF GUARANTOR.

                (a) The Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including, without limitation, by way of merger or consolidation), if Holdings and the Issuers apply the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale of all of the Capital Stock of that Subsidiary Guarantor, if Holdings and the Issuers apply the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture; (3) if Holdings designates that Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.

                In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their respective applicable Guarantees.

                (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.4.

Section 11.5.   CONTRIBUTION.

                In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "ADJUSTED NET ASSETS" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 11.6.   WAIVER OF SUBROGATION.

                Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for

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the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

Section 11.7.   EXECUTION OF GUARANTEE.

                To evidence their guarantee to the Holders set forth in this
Article XI, the Guarantors hereby agree to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 11.8.   WAIVER OF STAY, EXTENSION OR USURY LAWS.

                Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE XII.

                           SATISFACTION AND DISCHARGE

Section 12.1.   SATISFACTION AND DISCHARGE.

                This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                (1)     either:

                        (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

                        (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount

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                sufficient to pay and discharge the entire Indebtedness on the
                Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                (2) the Issuers have paid all other sums payable under this Indenture by the Issuers; and

                (3) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the satisfaction and discharge of this Indenture, the Issuers' obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 13.2, 13.3 and 13.4, and the Trustee's and Paying Agent's obligations in
Section 12.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers' obligations in Section 7.7 shall survive.

Section 12.2.   APPLICATION OF TRUST.

                All money deposited with the Trustee pursuant to Section 12.1 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

Section 13.1.   TRUST INDENTURE ACT CONTROLS.

                If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.2.   NOTICES.

                Any notice or communication by the Issuers or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Issuers:

                        Advanced Accessory Systems, LLC
                        12900 Hall Road, Suite 200
                        Sterling Heights, Michigan 48313
                        Attention: Chief Financial Officer
                        Fax: (586) 997-6838

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                With a copy to:

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attention: Michael Littenberg, Esq.
                        Fax: (212) 593-5955

                If to the Trustee:

                        BNY Midwest Trust Company
                        Attention: Corporate Trust Department
                        2 North LaSalle Street, Suite 1020
                        Chicago, Illinois 60602
                        Fax: (312) 827-8542

                The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

                If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.3.   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Issuers and/or any Guarantor to the Trustee to take any action under this Indenture, except upon the initial issuance of Notes hereunder, the Issuers and/or any Guarantor shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.5.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.6.   RULES BY TRUSTEE AND AGENTS.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7. NO PERSONAL LIABILITY OF DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, MEMBERS AND STOCKHOLDERS.

                No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder or Affiliate of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

Section 13.8.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 13.9.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  SUCCESSORS.

                All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.  SEVERABILITY.

                In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.  COUNTERPART ORIGINALS.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.  QUALIFICATION OF INDENTURE.

                The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuers, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES


                                      ADVANCED ACCESSORY SYSTEMS, LLC


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name: Barry Steele
                                           Title: Secretary


                                      AAS CAPITAL CORPORATION


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name: Barry Steele
                                           Title: Chairman


                                      BNY MIDWEST TRUST COMPANY,
                                      as Trustee


                                      By:   /s/ Roxanne Ellwanger
                                           -------------------------------------
                                           Name: Roxanne Ellwanger
                                           Title: Assistant Vice President

                                 THE GUARANTORS


                                      CHAAS ACQUISITIONS, LLC


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name:   Barry Steele
                                           Title:


                                      AAS ACQUISITIONS, LLC


                                      By:   /s/ Marcel Fournier
                                           -------------------------------------
                                           Name:   Marcel Fournier
                                           Title:  President


                                      VALLEY INDUSTRIES, LLC


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name:   Barry Steele
                                           Title:  Secretary


                                      VALTEK LLC


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name:   Barry Steele
                                           Title:  Secretary


                                      SPORTRACK, LLC


                                      By:   /s/ Barry Steele
                                           -------------------------------------
                                           Name:   Barry Steele
                                           Title:  Secretary

                                                                      SCHEDULE A


CHAAS Acquisitions, LLC
AAS Acquisitions, LLC
Valley Industries, LLC
Valtek LLC
Sportrack, LLC

                                                                       EXHIBIT A

                              FORM OF SERIES A NOTE

                                 (Face of Note)

                         ADVANCED ACCESSORY SYSTEMS, LLC
                             AAS CAPITAL CORPORATION

                          10 3/4% SENIOR NOTE DUE 2011

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION OR ANY OF THEIR SUBSIDIARIES (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED

----------
(1)     To be included only if the Note is issued in global form.

STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, ADVANCED ACCESSORY SYSTEMS, LLC OR AAS CAPITAL CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                         ADVANCED ACCESSORY SYSTEMS, LLC
                             AAS CAPITAL CORPORATION

                          10 3/4% SENIOR NOTE DUE 2011

                                                   CUSIP No. ___________________
No. ______________                                 $____________________________

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

                ADVANCED ACCESSORY SYSTEMS, LLC, a Delaware limited liability company (the "COMPANY"), and AAS CAPITAL CORPORATION, a Delaware corporation ("AAS" and, together with the Company, the "ISSUERS," which term includes any successor entity under the Indenture hereinafter referred to), as joint and several obligors, for value received, promise to pay to _______________________, or registered assigns, the principal sum of _____________________ Dollars on June 15, 2011.

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                         [Signatures on following page]

                IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

                                       ADVANCED ACCESSORY SYSTEMS, LLC


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       AAS CAPITAL CORPORATION

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:

BNY MIDWEST TRUST COMPANY,
as Trustee


By:
     -------------------------------------
     Authorized Signatory

                                 (Back of Note)

                          10 3/4% Senior Notes due 2011

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. INTEREST. The Issuers promise to pay interest on the principal amount of this Note at the rate of 10 3/4% per annum from the date of original issuance until maturity and shall pay the Additional Interest pursuant to Section 4 of the Registration Rights Agreement referred below. The Issuers will pay interest and Additional Notes semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment
Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be [      ].
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. PAYING AGENT AND REGISTRAR. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers may act in any such capacity.

                4. INDENTURE AND GUARANTEES. The Issuers issued $150 million in aggregate principal amount of the Notes on the Issue Date under an Indenture dated as of May 23, 2003 (the "INDENTURE") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Issuers. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

                5. OPTIONAL REDEMPTION. The Issuers may redeem any or all of the Notes at any time on or after June 15, 2007, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 15 of the years indicated below:

                Year                                        Redemption Price
                ----                                        ----------------
                2007......................................      105.375%
                2008......................................      102.688%
                2009 and thereafter.......................      100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.

                If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, PRO RATA or by any other method the Trustee shall deem fair and reasonable.

                6. SPECIAL REDEMPTION. In the event Holdings completes one or more Public Equity Offerings on or before June 15, 2006, the Issuers, at their option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "SPECIAL REDEMPTION") at a Redemption Price of 110.750% of the principal amount, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption, PROVIDED, HOWEVER, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after each such redemption; and PROVIDED, FURTHER, that each such redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures).

                7. MANDATORY REDEMPTION. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

                8. NOTICE OF REDEMPTION. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or 45 days in the case of mandatory redemption) before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                9.      REPURCHASE AT OPTION OF HOLDER.

                (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof PLUS accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) Except as otherwise provided in the Indenture, on the 366th day after an Asset Sale (a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and
(3)(c) of paragraph (A) of Section 4.10 of the Indenture (each, a "NET PROCEEDS OFFER AMOUNT") shall be applied by Holdings or such Restricted Subsidiary to allow the Issuers to make an offer to purchase (the "NET PROCEEDS OFFER") to all Holders and, to the extent required by the terms of such Pari Passu Indebtedness, an offer to purchase to all holders of such Pari Passu Indebtedness, on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a PRO RATA basis, that amount of Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a PRO RATA basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a PRO RATA basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes and the Guarantees may be amended or supplemented to provide for the issuance of additional Notes in accordance with the terms of the Indenture, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by an Issuer or any Guarantor to comply with any covenant contained in the Indenture for 45 days after notice to such Issuer or such Guarantor by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of Holdings and certain of its Subsidiaries which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more and such failure shall not have been cured or waived within 30 days thereof; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $10.0 million; and (vi) certain events of bankruptcy or insolvency with respect to Holdings, the Company or any Significant Subsidiary of Holdings. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional

Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                14. TRUSTEE DEALINGS WITH THE ISSUERS. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Issuers or their Affiliates as if it were not Trustee.

                15. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. DISCHARGE PRIOR TO MATURITY. If the Issuers deposit with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuers will be discharged from the Indenture, except for certain Sections thereof.

                19. GOVERNING LAW. The Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Issuers, the Guarantors and the Trustee hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuers, the Guarantors and the Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers or any Guarantor in any other jurisdiction.

                20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                21. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, the Issuers will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Issuers' 10 3/4% Senior Notes due 2011, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                Advanced Accessory Systems, LLC
                                Sterling Town Center
                                12900 Hall Road, Suite 200
                                Sterling Heights, Michigan 48313
                                Attention: Secretary

                                 ASSIGNMENT FORM

                To assign this Note, fill in the form below:

                (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

        Date:
              ----------------

                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

               Signature Guarantee:
                                    --------------------------------------------
                                       (Participant in recognized signature
                                       guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to elect to have all or any portion of this Note purchased by the Issuers pursuant to Section 4.10 ("NET PROCEEDS OFFER") or
Section 4.15 ("CHANGE OF CONTROL OFFER") of the Indenture, check the applicable boxes

                / / Net Proceeds Offer:          / / Change of Control Offer:

                    in whole          / /            in whole          / /

                    in part           / /            in part           / /

                    Amount to be                     Amount to be
                    purchased: $___________          purchased: $___________


                Dated:                       Signature:
                       ------------------               ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)

                Signature Guarantee:
                                     -------------------------------------------
                                        (Participant in recognized signature
                                        guarantee medallion program)

                Social Security Number or
                Taxpayer Identification Number: ________________________________

                                                                       EXHIBIT B

                              FORM OF SERIES B NOTE

                                 (Face of Note)

                         ADVANCED ACCESSORY SYSTEMS, LLC
                             AAS CAPITAL CORPORATION

                          10 3/4% SENIOR NOTE DUE 2011

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

----------
(2)     To be included only if the Note is issued in global form.

                         ADVANCED ACCESSORY SYSTEMS, LLC
                             AAS CAPITAL CORPORATION

                          10 3/4 % SENIOR NOTE DUE 2011

                                                   CUSIP No. ___________________
No. ______________                                 $____________________________

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

                ADVANCED ACCESSORY SYSTEMS, LLC, a Delaware limited liability company (the "COMPANY"), and AAS CAPITAL CORPORATION, a Delaware corporation ("AAS" and, together with the Company, the "ISSUERS," which term includes any successor entity under the Indenture hereinafter referred to), as joint and several obligors, for value received, promise to pay to ___________________________________________________, or registered assigns, the principal sum of _____________________ Dollars on June 15, 2011.

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                         [Signatures on following page]

                IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

                                       ADVANCED ACCESSORY SYSTEMS, LLC


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       AAS CAPITAL CORPORATION


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:

BNY MIDWEST TRUST COMPANY,
as Trustee

By:
     --------------------------------
     Authorized Signatory:

                                 (Back of Note)

                          10 3/4% Senior Notes due 2011

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. INTEREST. The Issuers promise to pay interest on the principal amount of this Note at the rate of 10 3/4% per annum from the date of original issuance until maturity. The Issuers will pay interest and Additional Interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that
the first Interest Payment Date shall be [     ]. The Issuers shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. PAYING AGENT AND REGISTRAR. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers may act in any such capacity.

                4. INDENTURE AND GUARANTEES. The Issuers issued $150 million in aggregate principal amount of the Notes on the Issue Date under an Indenture dated as of May 23, 2003 (the "INDENTURE") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Issuers. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

                5. OPTIONAL REDEMPTION. The Issuers may redeem any or all of the Notes at any time on or after June 15, 2007, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 15 of the years indicated below:

                Year                                         Redemption Price
                ----                                         ----------------
                2007.......................................      105.375%
                2008.......................................      102.688%
                2009 and thereafter........................      100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.

                If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, PRO RATA or by any other method the Trustee shall deem fair and reasonable.

                6. SPECIAL REDEMPTION. In the event Holdings completes one or more Public Equity Offerings on or before June 15, 2006, the Issuers, at their option, may use the net cash proceeds from any such Public Equity Offering to redeem up to 35% of the original principal amount of the Notes (a "SPECIAL REDEMPTION") at a Redemption Price of 110.750% of the principal amount, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption, PROVIDED, HOWEVER, that at least 65% of the original principal amount of the Notes will remain outstanding immediately after each such redemption; and PROVIDED, FURTHER, that each such redemption shall occur within 90 days after the date of the closing of the applicable Public Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures).

                7. MANDATORY REDEMPTION. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

                8. NOTICE OF REDEMPTION. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or 45 days in the case of Mandatory redemption) before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                9.      REPURCHASE AT OPTION OF HOLDER.

                (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof PLUS accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) Except as otherwise provided in the Indenture, on the 366th day after an Asset Sale (a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and
(3)(c) of paragraph (A) of Section 4.10 of the Indenture (each, a "NET PROCEEDS OFFER AMOUNT") shall be applied by Holdings or such Restricted Subsidiary to allow the Issuers to make an offer to purchase (the "NET PROCEEDS OFFER") to all Holders and, to the extent required by the terms of such Pari Passu Indebtedness, an offer to purchase to all holders of such Pari Passu Indebtedness, on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a PRO RATA basis, that amount of Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a PRO RATA basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a PRO RATA basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes and the Guarantees may be amended or supplemented to provide for the issuance of additional Notes in accordance with the terms of the Indenture, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by an Issuer or any Guarantor to comply with any covenant contained in the Indenture for 45 days after notice to such Issuer or such Guarantor by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of Holdings and certain of its Subsidiaries which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more and such failure shall not have been cured or waived within 30 days thereof; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $10.0 million; and (vi) certain events of bankruptcy or insolvency with respect to Holdings, the Company or any Significant Subsidiary of Holdings. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional

Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                14. TRUSTEE DEALINGS WITH ISSUERS. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Issuers or their Affiliates as if it were not Trustee.

                15. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. DISCHARGE PRIOR TO MATURITY. If the Issuers deposit with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuers will be discharged from the Indenture, except for certain Sections thereof.

                19. GOVERNING LAW. The Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Issuers, the Guarantors and the Trustee hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuers, the Guarantors and the Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers or any Guarantor in any other jurisdiction.

                20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                Advanced Accessory Systems, LLC
                                Sterling Town Center
                                12900 Hall Road, Suite 200
                                Sterling Heights, Michigan 48313
                                Attention: Secretary

                                 ASSIGNMENT FORM

                To assign this Note, fill in the form below:

                (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

        Date:
              --------------

                              Your Signature:
                                              --------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

               Signature Guarantee:
                                    --------------------------------------------
                                       (Participant in recognized signature
                                       guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to elect to have all or any portion of this Note purchased by the Issuers pursuant to Section 4.10 ("NET PROCEEDS OFFER") or
Section 4.15 ("CHANGE OF CONTROL OFFER") of the Indenture, check the applicable boxes

                / / Net Proceeds Offer:          / / Change of Control Offer:

                    in whole          / /            in whole          / /

                    in part           / /            in part           / /

                    Amount to be                     Amount to be
                    purchased: $___________          purchased: $___________


                Dated: ____________________  Signature:
                                                        ----------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)

                Signature Guarantee:
                                     -------------------------------------------
                                        (Participant in recognized signature
                                        guarantee medallion program)

                Social Security Number or
                Taxpayer Identification Number: ________________________________

                                                                       EXHIBIT C

                                    GUARANTEE

                For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuers under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 23, 2003, among Advanced Accessory Systems, LLC, a Delaware limited liability company (the "COMPANY") and AAS Capital Corporation, a Delaware corporation ("AAS" and, together with the Company, the "ISSUERS"), as joint and several obligors, each of the Guarantors named therein and BNY Midwest Trust Company, as trustee (the "TRUSTEE") (as amended or supplemented, the "INDENTURE").

                THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                         [Signatures on following page]

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                         [GUARANTOR]


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                    EXHIBIT D(1)

                        FORM OF REGULATION S CERTIFICATE

                                                     ___________________,_______


BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Department

                Re: Advanced Accessory Systems, LLC and AAS Capital Corporation (the "Issuers") 10 3/4% Senior Notes due 2011 (the "Notes")
                     -----------------------------------------------------------

Dear Sirs:

                This letter relates to U.S. $ ______________ principal amount at maturity of Notes represented by a certificate (the "LEGENDED CERTIFICATE") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "INDENTURE") dated as of May 23, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S).

                                         Very truly yours,

                                         [Name of Holder]


                                         By:
                                              ----------------------------------
                                                     Authorized Signature

                                     D(1)-1

                                                                    EXHIBIT D(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                       _________________, ______


BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Department

                Re: Advanced Accessory Systems, LLC and AAS Capital Corporation (the "Issuers") 10 3/4% Senior Notes due 2011 (the "Notes")
                     -----------------------------------------------------------

Dear Sirs:

                This Certificate relates to $ _____________ principal amount of Notes held in *____ book-entry or * _____ certificated form by ____________________(the "TRANSFEROR").

                The Transferor:*

                / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

                / / Such Note is being acquired for the Transferor's own account, without transfer.

                / / Such Note is being transferred to a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT")) in reliance on Rule 144A.

                / / Such Note is being transferred to an "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

----------
*       Check applicable box

                                     D(2)-1

                / / Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

                / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

                / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                         Very truly yours,


                                         _______________________________________
                                         [INSERT NAME OF TRANSFEROR]


                                         By:
                                              ----------------------------------
                                              Name:
                                              Title

Date:
      ------------------

                                     D(2)-2

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON QIB ACCREDITED INVESTORS

                                                  ______________________,_______


BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602

Attention: Corporate Trust Department

                Re: Advanced Accessory Systems, LLC and AAS Capital Corporation (the "Issuers") 10 3/4% Senior Notes due 2011 (the "Notes")
                     -----------------------------------------------------------

Dear Sirs:

                In connection with our proposed purchase of 10 3/4% Senior Notes due 2011 (the "NOTES") of the Issuers, we confirm that:

                1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 23, 2003 relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

                2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Issuers or any subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) (F) in accordance with another exemption from the registration requirements of the Securities, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

                3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Securities and the last date the Notes were held by an affiliate of the Issuers pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "ACCREDITED INVESTOR" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         (Name of Transferee)


                                         By:
                                              ----------------------------------
                                                     Authorized Signature

                                                                       EXHIBIT F

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                      __________________, ______


BNY Midwest Trust Company
Attention: Corporate Trust Department
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602

                Re: Advanced Accessory Systems, LLC and AAS Capital Corporation (the "Issuers") 10 3/4% Senior Notes due 2011 (the "Notes")
                     -----------------------------------------------------------

Dear Sirs:

                In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1913.

                You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferor]


                                         By:
                                              ----------------------------------
                                                     Authorized Signature

                                       F-1